EXHIBIT 23-B
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 1995, which appears on page F-2 of the 1994 Annual Report of Texoil, Inc. on Form 10-KSB.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Houston, Texas
August 28, 1995